NXP Semiconductors Reports Fourth Quarter and Full-year 2020 Results
EINDHOVEN, The Netherlands, February 1, 2021 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the fourth quarter and full year ended December 31, 2020.

“NXP delivered full-year revenue of $8.6 billion, with 2020 being best characterized as two halves with completely different business trends. During the first half of the year, NXP was faced with the unprecedented shut down of our customers in most end markets and geographies because of the global pandemic. As we entered the second half of 2020, and our customers began to re-open, NXP experienced a very robust rebound in demand, which we anticipate continuing throughout 2021. In the fourth quarter, revenue was $2.5 billion, an increase of 9 percent year-on-year, and near the upper end of our guidance range. During this time, we experienced especially strong trends in the Automotive and Mobile end-markets,” said Kurt Sievers, NXP President and Chief Executive Officer.
“Notwithstanding a tumultuous 2020, revenue associated with key strategic growth areas accelerated throughout the year. We continued to maintain focused investments in critical R&D programs, which will assure the company’s long-term success, while simultaneously controlling non-essential, discretionary expenses, resulting in solid operating profitability and strong cash flow. Throughout the year, our number one priority was to assure the safety and health of all our employees. We are extremely proud of their adaptability, dedication and hard work in the face of adversity,” said Sievers.

Key Highlights
•Fourth-quarter revenue was $2.5 billion, up 9.0 percent year-on-year;
•Fourth-quarter GAAP gross margin was 51.4 percent, and GAAP operating margin was 18.5 percent;
•Fourth-quarter non-GAAP gross margin was 52.9 percent, and non-GAAP operating margin was 30.5 percent;
•Full-year cash flow from operations was $2,482 million, with net capex investments of $388 million, resulting in non-GAAP free cash flow of $2,094 million;
•On November 19, 2020, the NXP Board of Directors approved the payment of an interim dividend for the fourth quarter 2020 of $0.375 per ordinary share;
•In 2020, NXP returned $1,047 million to shareholders, through previously announced share repurchases and dividend payments;
•On September 28, 2020, subsequent to the close of NXP's third quarter, the company fully redeemed the $1.35 billion of outstanding principal of the 4.125% Senior Notes due 2021 and the $400 million of outstanding principal of the 4.625% Senior Notes due 2022. The total amount of these redemptions, $1.83 billion, were paid from available cash on balance sheet.

Summary of Reported Fourth Quarter and Full-year 2020 ($ millions, unaudited) (1)

	Q4 2020	Q3 2020	Q4 2019	Q - Q	Y - Y	2020	2019	Y-Y
Total Revenue	$2,507	$2,267	$2,301	11%	9%	$8,612	$8,877	-3%
GAAP Gross Profit	$1,288	$1,090	$1,209	18%	7%	$4,235	$4,618	-8%
Gross Profit Adjustments (i)	$(38)	$(45)	$(39)			$(165)	$(131)
Non-GAAP Gross Profit	$1,326	$1,135	$1,248	17%	6%	$4,400	$4,749	-7%
GAAP Gross Margin	51.4%	48.1%	52.5%			49.2%	52.0%
Non-GAAP Gross Margin	52.9%	50.1%	54.2%			51.1%	53.5%
GAAP Operating Income / (Loss)	$463	$32	$197	1,347%	135%	$418	$641	-35%
Operating Income Adjustments (i)	$(301)	$(554)	$(490)			$(1,810)	$(1,932)
Non-GAAP Operating Income	$764	$586	$687	30%	11%	$2,228	$2,573	-13%
GAAP Operating Margin	18.5%	1.4%	8.6%			4.9%	7.2%
Non-GAAP Operating Margin	30.5%	25.8%	29.9%			25.9%	29.0%

Additional information
Automotive	$1,193	$964	$1,097	24%	9%	$3,825	$4,212	-9%
Industrial & IoT	$511	$514	$415	-1%	23%	$1,836	$1,599	15%
Mobile	$409	$337	$332	21%	23%	$1,248	$1,191	5%
Comm. Infra. & Other	$394	$452	$457	-13%	-14%	$1,703	$1,875	-9%
DIO	78	84	102
DPO	75	55	81
DSO	28	30	26
Cash Conversion Cycle	31	59	47
Channel Inventory (months)	1.6	2.4	2.3
Financial Leverage (ii)	1.9x	2.1x	2.0x
1.Additional Information for the Fourth Quarter and Full-year 2020:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.Financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.
•During the fourth quarter of 2020, NXP repurchased 1.8 million shares for a total cost of $257 million and paid cash dividends of $105 million. Full year 2020, NXP repurchased 4.8 million shares for a total cost of $627 million, paid cash dividends of $420 million.
•Weighted average number of diluted shares for the three-month period ended December 31, 2020 was 285.3 million. Weighted average number of diluted shares for the twelve-month period ended December 31, 2020 was 283.8 million.
•Net cash paid for income taxes related to on-going operations was $30 million. Net cash paid for income taxes not related to on-going operations resulted in additional cash payments of $15 million. Full year 2020 net cash paid for income taxes related to on-going operations was $103 million, not related to on-going operations was $45 million.
•Peter Kelly, NXP’s Chief Financial Officer has notified the company of his intent to retire from NXP as of February 2022. The company will undertake a search for qualified candidates both internally and externally.

Guidance for the First Quarter 2021: ($ millions) (1)

	Guidance Range
	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$2,475	$2,550	$2,625		$2,475	$2,550	$2,625
Q-Q	-1%	2%	5%		-1%	2%	5%
Y-Y	22%	26%	30%		22%	26%	30%
Gross Profit	$1,283	$1,331	$1,378	$(34)	$1,317	$1,365	$1,412
Gross Margin	51.8%	52.2%	52.5%		53.2%	53.5%	53.8%
Operating Income (loss)	$468	$506	$543	$(269)	$737	$775	$812
Operating Margin	18.9%	19.8%	20.7%		29.8%	30.4%	30.9%
Financial Income (expense)	$(87)	$(87)	$(87)	$(2)	$(85)	$(85)	$(85)
Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(16) million; Stock Based Compensation, $(12) million; Other Incidentals, $(6) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(162) million; Stock Based Compensation, $(88) million; Restructuring and Other Incidentals, $(19) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(2) million;
4.Net cash paid for income taxes related to on-going operations is expected to be approximately $(56) million;
5.Non-controlling interest is expected to be approximately $(10) million;
6.Weighted average diluted share count is expected to be approximately 284 million.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with U.S. generally accepted accounting principles (“GAAP”), NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Amortization of acquisition-related intangible assets, (vi) Other income, (vii) Operating income (loss), (viii) Operating margin, (ix) Financial Income (expense), (x) adjusted net income, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xi) free cash flow and free cash flow as a percent of Revenue. The non-GAAP information excludes the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, non-cash interest expense on convertible notes, extinguishment of debt, and foreign exchange gains and losses.

Conference Call and Webcast Information
The company will host a conference call with the financial community on Tuesday, February 2, 2021 at 8:00 a.m. U.S. Eastern Standard Time (EST) to review the fourth quarter and full-year 2020 results in detail. Interested parties may join the scheduled conference call by dialing the following numbers:

Within the U.S.:    1 - 888 - 603 - 7644
Outside the U.S.:     1 - 484 - 747 - 6631
Participant Passcode: 6985554

The call will be webcast and can be accessed from the NXP Investor Relations website https://investors.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) enables secure connections for a smarter world, advancing solutions that make lives easier, better, and safer. As the world leader in secure connectivity solutions for embedded applications, NXP is driving innovation in the automotive, industrial & IoT, mobile, and communication infrastructure markets. Built on more than 60 years of combined experience and expertise, the company has approximately 29,000 employees in more than 30 countries and posted revenue of $8.61 billion in 2020. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, and market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: the duration and spread of the COVID-19 outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume; market demand and semiconductor industry conditions; the ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to NXP's established supply chains; the ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity to meet both NXP's debt service and research and development and capital investment requirements; the ability to accurately estimate demand and match manufacturing production capacity accordingly or obtain supplies from third-party producers; the potential impact of the outbreak of COVID-19 on NXP's business, operations, results of operations, financial condition, workforce or the operations or decisions of customers, suppliers or business customers; the access to production capacity from third-party outsourcing partners and any events that might affect their business or NXP’s relationship with them including the outbreak of COVID-19 or the requirements to suspend activities with customers or suppliers because of changing import and export regulations; the ability to secure adequate and timely supply of equipment and materials from suppliers; the ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; the ability to form strategic partnerships and joint ventures and to successfully cooperate with alliance partners; the ability to win competitive bid selection processes; the ability to develop products for use in customers’ equipment and products; the ability to successfully hire and retain key management and senior product engineers; and, the ability to maintain good relationships with NXP's suppliers. In addition, this document contains information concerning the semiconductor industry and NXP’s market and business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry and NXP's market and business segments may develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. There can be no assurances that a pandemic, epidemic or outbreak of a contagious diseases, such as COVID-19, will not have a material and adverse impact on our business, operating results and financial condition in the future. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Jacey Zuniga
jeff.palmer@nxp.com                                jacey.zuniga@nxp.com
+1 408 518 5411                                    +1 512 895 7398

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended			Full-year
	December 31, 2020	September 27, 2020	December 31, 2019	2020	2019

Revenue	$2,507	$2,267	$2,301	$8,612	$8,877
Cost of revenue	(1,219)	(1,177)	(1,092)	(4,377)	(4,259)
Gross profit	1,288	1,090	1,209	4,235	4,618
Research and development	(460)	(438)	(424)	(1,725)	(1,643)
Selling, general and administrative	(221)	(203)	(225)	(879)	(924)
Amortization of acquisition-related intangible assets	(148)	(418)	(365)	(1,327)	(1,435)
Total operating expenses	(829)	(1,059)	(1,014)	(3,931)	(4,002)
Other income (expense)	4	1	2	114	25
Operating income (loss)	463	32	197	418	641
Financial income (expense):
Extinguishment of debt	(60)	—	—	(60)	(11)
Other financial income (expense)	(77)	(106)	(93)	(357)	(339)
Income (loss) before income taxes	326	(74)	104	1	291
Benefit (provision) for income taxes	(5)	57	20	83	(20)
Results relating to equity-accounted investees	(1)	(1)	(1)	(4)	1
Net income (loss)	320	(18)	123	80	272
Less: Net income (loss) attributable to non-controlling interests	11	4	9	28	29
Net income (loss) attributable to stockholders	309	(22)	114	52	243

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$1.10	$(0.08)	$0.41	$0.19	$0.86
Diluted	$1.08	$(0.08)	$0.40	$0.18	$0.85

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	280,484	279,467	280,766	279,763	282,056
Diluted	285,258	279,467	285,518	283,809	285,911

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	December 31, 2020	September 27, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$2,275	$3,566	1,045
Accounts receivable, net	765	755	667
Assets held for sale	—	—	50
Inventories, net	1,030	1,064	1,192
Other current assets	254	219	313
Total current assets	4,324	5,604	3,267

Non-current assets:
Other non-current assets	1,013	924	732
Property, plant and equipment, net	2,284	2,255	2,448
Identified intangible assets, net	2,242	2,380	3,620
Goodwill	9,984	9,959	9,949
Total non-current assets	15,523	15,518	16,749

Total assets	19,847	21,122	20,016

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	991	697	944
Restructuring liabilities-current	60	25	32
Other current liabilities	966	940	815
Short-term debt	—	1,749	—
Total current liabilities	2,017	3,411	1,791

Non-current liabilities:
Long-term debt	7,609	7,607	7,365
Restructuring liabilities	14	15	—
Deferred tax liabilities	85	136	282
Other non-current liabilities	971	880	923
Total non-current liabilities	8,679	8,638	8,570

Non-controlling interests	207	197	214
Stockholders’ equity	8,944	8,876	9,441
Total equity	9,151	9,073	9,655

Total liabilities and equity	19,847	21,122	20,016

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended			Full-year
	December 31, 2020	September 27, 2020	December 31, 2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$320	$(18)	$123	$80	$272
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	316	589	522	1,988	2,047
Stock-based compensation	89	83	89	384	346
Amortization of discount (premium) on debt, net	—	—	8	(1)	42
Amortization of debt issuance costs	2	3	3	9	11
Net (gain) loss on sale of assets	(4)	(1)	—	(115)	(20)
(Gain) loss on extinguishment of debt	60	—	—	60	11
Results relating to equity-accounted investees	1	1	1	4	(1)
Gain (loss) on equity securities, net	(21)	—	—	(21)	—
Deferred tax expense (benefit)	(75)	(118)	(49)	(349)	(175)
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	(50)	(252)	144	(51)	116
(Increase) decrease in inventories	34	164	(7)	163	128
Increase (decrease) in accounts payable and other liabilities	333	82	(35)	319	(460)
(Increase) decrease in other non-current assets	23	(9)	7	7	43
Exchange differences	10	5	9	16	15
Other items	(9)	(2)	(1)	(11)	(2)
Net cash provided by (used for) operating activities	1,029	527	814	2,482	2,373

Cash flows from investing activities:
Purchase of identified intangible assets	(35)	(22)	(30)	(130)	(102)
Capital expenditures on property, plant and equipment	(104)	(70)	(138)	(392)	(526)
Proceeds from the disposals of property, plant and equipment	1	2	—	4	23
Purchase of interests in businesses, net of cash acquired	(13)	—	(1,698)	(34)	(1,698)
Proceeds from sale of interests in businesses, net of cash divested	—	—	—	161	37
Purchase of investments	(15)	(15)	—	(30)	(19)
Proceeds from the sale of investments	2	—	—	2	1
Proceeds from return of equity investments	1	—	—	1	—
Net cash provided by (used for) investing activities	(163)	(105)	(1,866)	(418)	(2,284)

Cash flows from financing activities:
Payment of cash convertible note	—	—	(1,150)	—	(1,150)
Proceeds from settlement of cash convertible note hedge	—	—	144	—	144
Payment of bond hedge derivatives - convertible option	—	—	(144)	—	(145)
Repurchase of long-term debt	(1,809)	—	—	(1,809)	(600)
Principal payments on long-term debt	—	—	—	—	—
Proceeds from the issuance of long-term debt	—	—	—	2,000	1,750
Cash paid for debt issuance costs	—	—	—	(15)	(24)
Dividends paid to non-controlling interests	(1)	(34)	—	(35)	—
Dividends paid to common stockholders	(105)	(105)	(105)	(420)	(319)
Proceeds from issuance of common stock through stock plans	8	27	14	72	84
Purchase of treasury shares and restricted stock unit withholdings	(257)	(12)	(74)	(627)	(1,443)
Cash paid on behalf of shareholders for tax on repurchased shares	—	—	(128)	—	(128)
Other, net	(1)	—	—	(1)	—
Net cash provided by (used for) financing activities	(2,165)	(124)	(1,443)	(835)	(1,831)

Effect of changes in exchange rates on cash positions	8	2	3	1	(2)
Increase (decrease) in cash and cash equivalents	(1,291)	300	(2,492)	1,230	(1,744)
Cash and cash equivalents at beginning of period	3,566	3,266	3,537	1,045	2,789
Cash and cash equivalents at end of period	2,275	3,566	1,045	2,275	1,045

Net cash paid during the period for:
Interest	125	54	95	336	242
Income tax	45	39	34	148	368
Net gain (loss) on sale of assets:
Cash proceeds from the sale of assets	2	2	—	165	21
Book value of these assets	2	(1)	—	(50)	(1)
Non-cash investing activities:
Non-cash capital expenditures	119	62	133	119	133

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions)	Three months ended			Full-year
	December 31, 2020	September 27, 2020	December 31, 2019	2020	2019
Revenue	$2,507	$2,267	$2,301	$8,612	$8,877
GAAP Gross Profit	$1,288	$1,090	$1,209	$4,235	$4,618
PPA Effects	(21)	(22)	(28)	(99)	(84)
Restructuring	—	(12)	—	(15)	(3)
Stock Based Compensation	(12)	(11)	(11)	(45)	(42)
Merger-related costs	—	—	—	(1)	(2)
Other incidentals	(5)	—	—	(5)	—
Non-GAAP Gross Profit	$1,326	$1,135	$1,248	$4,400	$4,749
GAAP Gross margin	51.4%	48.1%	52.5%	49.2%	52.0%
Non-GAAP Gross margin	52.9%	50.1%	54.2%	51.1%	53.5%
GAAP Research and development	$(460)	$(438)	$(424)	$(1,725)	$(1,643)
Restructuring	(22)	(7)	—	(39)	(16)
Stock based compensation	(41)	(39)	(38)	(159)	(141)
Merger-related costs	—	—	(1)	(1)	(7)
Other incidentals	(1)	(5)	—	(6)	—
Non-GAAP Research and development	$(396)	$(387)	$(385)	$(1,520)	$(1,479)
GAAP Selling, general and administrative	$(221)	$(203)	$(225)	$(879)	$(924)
PPA effects	(2)	(1)	(1)	(7)	(9)
Restructuring	(16)	(2)	1	(24)	(9)
Stock based compensation	(36)	(33)	(40)	(180)	(163)
Merger-related costs	—	(1)	(3)	(6)	(24)
Other incidentals	—	(3)	(4)	(8)	(16)
Non-GAAP Selling, general and administrative	$(167)	$(163)	$(178)	$(654)	$(703)
GAAP amortization of acquisition-related intangible assets	$(148)	$(418)	$(365)	$(1,327)	$(1,435)
PPA effects	(148)	(418)	(365)	(1,327)	(1,435)
Non-GAAP amortization of acquisition-related intangible assets	$—	$—	$—	$—	$—
GAAP Other income (expense)	$4	$1	$2	$114	$25
Other incidentals	3	—	—	112	19
Non-GAAP Other income (expense)	$1	$1	$2	$2	$6
GAAP Operating income (loss)	$463	$32	$197	$418	$641
PPA effects	(171)	(441)	(394)	(1,433)	(1,528)
Restructuring	(38)	(21)	1	(78)	(28)
Stock based compensation	(89)	(83)	(89)	(384)	(346)
Merger-related costs	—	(1)	(4)	(8)	(33)
Other incidentals	(3)	(8)	(4)	93	3
Non-GAAP Operating income (loss)	$764	$586	$687	$2,228	$2,573
GAAP Operating margin	18.5%	1.4%	8.6%	4.9%	7.2%
Non-GAAP Operating margin	30.5%	25.8%	29.9%	25.9%	29.0%
GAAP Financial income (expense)	$(137)	$(106)	$(93)	$(417)	$(350)
Non-cash interest expense on convertible notes	—	—	(8)	—	(42)
Foreign exchange gain (loss)	(6)	(3)	(4)	(12)	(17)
Gain (loss) on extinguishment of long-term debt	(60)	—	—	(60)	(11)
Other financial income (expense)	19	(3)	(4)	12	(15)
Non-GAAP Financial income (expense)	$(90)	$(100)	$(77)	$(357)	$(265)

NXP Semiconductors
Table 5: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended			Full-year
	December 31, 2020	September 27, 2020	December 31, 2019	2020	2019
Net income (loss)	$320	$(18)	$123	$80	$272
Reconciling items to adjusted net income
Financial (income) expense	137	106	93	417	350
(Benefit) provision for income taxes	5	(57)	(20)	(83)	20
Depreciation	139	139	131	547	518
Amortization	177	450	391	1,441	1,529
Adjusted net income	$778	$620	$718	$2,402	$2,689
Reconciling items to adjusted EBITDA
Results of equity-accounted investees	1	1	1	4	(1)
Purchase accounting effect on inventory	—	—	8	17	8
Restructuring	38	21	(1)	78	28
Stock based costs	89	83	89	384	346
Merger-related costs	—	1	4	8	33
Other incidental items 1)	1	2	4	(101)	(3)
Adjusted EBITDA	$907	$728	$823	$2,792	$3,100
Trailing twelve month adjusted EBITDA	$2,792	$2,708	$3,100	$2,792	$3,100

1) Excluding amortization related to:
–other incidental items	$2	$6	$—	$8	$—

($ in millions)	Three months ended			Full-year
	December 31, 2020	September 27, 2020	December 31, 2019	2020	2019
Net cash provided by (used for) operating activities	$1,029	$527	$814	$2,482	$2,373
Net capital expenditures on property, plant and equipment	(103)	(68)	(138)	(388)	(503)
Non-GAAP free cash flow	$926	$459	$676	$2,094	$1,870
Non-GAAP free cash flow as percent of Revenue	37%	20%	29%	24%	21%